UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — May 6, 2015
ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

Assured Guaranty Ltd. convened its annual general meeting of shareholders on May 6, 2015 pursuant to notice duly given. The matters voted upon at the meeting and the results of such voting are set forth below:

1.	Election of directors
1	Election of Francisco L. Borges:
For	Withheld	Broker Non-Votes
131,108,359	339,389	8,017,427
2	Election of G. Lawrence Buhl:
For	Withheld	Broker Non-Votes
129,658,743	1,789,005	8,017,427
3	Election of Stephen A. Cozen:
For	Withheld	Broker Non-Votes
125,577,123	5,870,625	8,017,427
4	Election of Dominic J. Frederico:
For	Withheld	Broker Non-Votes
129,729,131	1,718,617	8,017,427
5	Election of Bonnie L. Howard:
For	Withheld	Broker Non-Votes
131,139,219	308,529	8,017,427
6	Election of Patrick W. Kenny:
For	Withheld	Broker Non-Votes
129,674,964	1,772,784	8,017,427
7	Election of Simon W. Leathes:
For	Withheld	Broker Non-Votes
131,138,417	309,331	8,017,427
8	Election of Michael T. O’Kane:
For	Withheld	Broker Non-Votes
131,139,792	307,956	8,017,427
9	Election of Yukiko Omura:
For	Withheld	Broker Non-Votes
130,759,795	687,953	8,017,427
2.	Advisory Vote on Executive Compensation
For	Against	Abstain	Broker Non-Votes
128,904,946	2,476,019	66,783	8,017,427
3.	Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for year ending December 31, 2015
For	Against	Abstain
137,975,421	1,449,056	40,698

4.	Subsidiary Proposals
4.1	Authorizing the Company to vote for directors of its subsidiary, Assured Guaranty Re Ltd. (“AG Re”):
	1	Election of Howard W. Albert:
		For	Withheld	Broker Non-Votes
		130,836,846	610,902	8,017,427
	2	Election of Robert A. Bailenson:
		For	Withheld	Broker Non-Votes
		130,883,560	564,188	8,017,427
	3	Election of Russell B. Brewer II:
		For	Withheld	Broker Non-Votes
		130,883,431	564,317	8,017,427
	4	Election of Gary Burnet:
		For	Withheld	Broker Non-Votes
		130,883,660	564,088	8,017,427
	5	Election of Stephen Donnarumma:
		For	Withheld	Broker Non-Votes
		130,846,729	601,019	8,017,427
	6	Election of Dominic J. Frederico:
		For	Withheld	Broker Non-Votes
		130,881,696	566,052	8,017,427
	7	Election of James M. Michener:
		For	Withheld	Broker Non-Votes
		130,883,460	564,288	8,017,427
4.2	Authorizing the Company to vote for the appointment of PricewaterhouseCoopers LLP as AG Re’s independent auditors for the year ending December 31, 2015:
		For	Against	Abstain
		137,971,452	1,450,822	42,901

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ James M. Michener
Name: James M. Michener
Title: General Counsel

DATE: May 11, 2015